UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   December 21, 2005

THE J. JILL GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-22480	04-2973769
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4 Batterymarch Park, Quincy, MA		02169-7468
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 376-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                          Entry into a Material Definitive Agreement.

Severance Agreements

On December 21, 2005, The J. Jill Group, Inc. (the “Company”) entered into Severance Agreements with Gordon R. Cooke, Dennis J. Adomaitis, Olga L. Conley, Lisa T. Bayne, Peter J. Clinch and John Fiske (each an “Executive”).  Each Severance Agreement provides for a lump sum payment of one year of base salary and continued group medical/dental insurance for up to twelve months in the event of termination of the Executive’s employment by the Company without cause (as defined in the Severance Agreement) or by the Executive with good reason (as defined in the Severance Agreement), in exchange for the Executive’s execution of a release of any claims against the Company.  The Severance Agreements supercede any prior agreements relating to severance payments, including the employment letter agreement dated December 21, 1995 between the Company and Mr. Cooke included as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 30, 1995, the employment letter agreement dated March 11, 1999 between the Company and Mr. Adomaitis included as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 27, 1999, the employment letter agreement dated October 17, 2005 between the Company and Ms. Bayne included as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated October 20, 2005 and the employment letter agreement dated February 8, 2005 between the Company and Mr. Fiske.  Copies of the Severance Agreements with the Executives are attached as Exhibits 10.1 through 10.6 to this Current Report on Form 8-K.

Change In Control Agreements

On December 21, 2005, the Company entered into Change In Control Severance Agreements with the Executives.  Each Change In Control Severance Agreement provides for the following benefits in the event of termination of the Executive’s employment by the Company without cause (as defined in the Change In Control Severance Agreement) or by the Executive with good reason (as defined in the Change In Control Severance Agreement) following a change in control (as defined in the Change In Control Severance Agreement), in exchange for the Executive’s execution of a release of any claims against the Company:  (i) a lump sum payment of two times the Executive’s annual base salary, (ii) a lump sum payment of a pro rata portion of the Executive’s maximun bonus for any incomplete performance period, (iii) continued life, disability, accident and health insurance benefits for up to twenty-four months, (iv) accelerated vesting of stock options, (v) a tax gross up payment with respect to any “parachute payments” under Section 280G of the Internal Revenue Code, and (v) in the case of Mr. Cooke and Ms. Conley, a lump sum payment of two times their target bonus for the year in which termination occurs, and in the case of Mr. Adomaitis and Ms. Bayne,  a lump sum payment equal to the bonus payments received by them with respect to the two fiscal years immediately preceding the year in which termination occurs.  These benefits supercede any post-termination payments that otherwise would be payable to the Executives, including those under the Severance Agreements described above.  The Change In Control Severance Agreements supercede prior change in control severance agreements, including the Severance Agreements between the Company and Mr. Adomaitis, Ms. Conley and Mr. Cooke, each dated April 3, 2000, filed as Exhibits 10.1, 10.2 and 10.3, respectively, to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 24, 2000.  Copies of the Change In Control Severance Agreements with the Executives are attached as Exhibits 10.7 through 10.12 to this Current Report on Form 8-K.

Leadership Incentive Program

On December 22, 2005, the Compensation Committee of the Company’s Board of Directors approved the Leadership Incentive Program (the “LIP”) for Fiscal Year 2006.  The LIP covers the period commencing January 1, 2006 and concluding on December 30, 2006 (the “Performance Period”).  Eligibility to participate in the LIP extends only to the Company’s executive officers.  The LIP provides for cash-based incentives to be paid at the conclusion of the Performance Period based upon the Company achieving earnings per share (EPS) targets set by the Compensation Committee of the Company’s Board of Directors.  The following table describes incentive ranges and payment percentages for eligible executive officers by level:

Title	Performance Incentive Ranges	Incentive Payment as a Percent of Base Salary
Chief Executive Officer	Threshold Performance	50%
	Target Performance	100%
	Maximum Performance	200%

Executive Vice Presidents	Threshold Performance	40%
	Target Performance	80%
	Maximum Performance	120%

Senior Vice Presidents	Threshold Performance	30%
(Executive Officers Only)	Target Performance	60%
	Maximum Performance	90%

The amount of the incentive payment for any executive officer for any Performance Period may be increased or decreased by up to ten percent of the payment amount determined by the formula in the table, but in no event may the payment amount exceed the maximum performance percentage payment amount in the table.

Item 8.01                          Other Events.

Effective December 21, 2005, the Company implemented a retention bonus program for the purpose of retaining key employees during the period that the Company is exploring strategic alternatives.  Under the retention bonus program, certain key employees will receive a cash payment after a period of six months if the employee remains with the Company for such six month period.  The Company currently anticipates that the cost of the program could range up to approximately $2,600,000, depending on the number of affected employees who remain with the Company for the six-month period.  The Executives are not eligible to participate in the retention bonus program.

Item 9.01                          Financial Statements and Exhibits.

(c)	Exhibits

10.1	Severance Agreement, dated December 21, 2005, between the Company and Gordon R. Cooke

10.2	Severance Agreement, dated December 21, 2005, between the Company and Olga L. Conley
10.3	Severance Agreement, dated December 21, 2005, between the Company and Dennis J. Adomaitis
10.4	Severance Agreement, dated December 21, 2005, between the Company and Lisa T. Bayne
10.5	Severance Agreement, dated December 21, 2005, between the Company and Peter J. Clinch
10.6	Severance Agreement, dated December 21, 2005, between the Company and John Fiske
10.7	Change In Control Severance Agreement, dated December 21, 2005, between the Company and Gordon R. Cooke
10.8	Change In Control Severance Agreement, dated December 21, 2005, between the Company and Olga L. Conley
10.9	Change In Control Severance Agreement, dated December 21, 2005, between the Company and Dennis J. Adomaitis
10.10	Change In Control Severance Agreement, dated December 21, 2005, between the Company and Lisa T. Bayne
10.11	Change In Control Severance Agreement, dated December 21, 2005, between the Company and Peter J. Clinch
10.12	Change In Control Severance Agreement, dated December 21, 2005, between the Company and John Fiske

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. JILL GROUP, INC.

Date: December 22, 2005	By:	/s/ Olga L. Conley
Olga L. Conley
Chief Administrative Officer and
Chief Financial Officer
(Principal Financial Officer)